UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 28, 2008, Mobile Mini, Inc. (the “Company”) agreed upon and executed employment agreements with its principal executive officer, Steven G. Bunger (“Bunger”), and with Russell C. Lemley (“Lemley”), a “named executive officer” (as that term is defined in Item 402(a)(3) of Regulation S-K). A brief description of each employment agreement is provided below. A copy of each agreement is attached as an Exhibit to this report, and is incorporated herein.
1. Steven G. Bunger
     On May 28, 2008, the Company agreed upon and executed an Amended and Restated Employment Agreement with Mr. Bunger. This employment agreement provides for Mr. Bunger’s continued employment as President and Chief Executive Officer of the Company for a term commencing on May 28, 2008 and expiring on December 31, 2010. Notwithstanding this fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2008 and on each December 31st thereafter, unless the Company or Mr. Bunger gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.
     Under the employment agreement, Mr. Bunger will be paid a base annual salary of $525,000. The base salary will be reviewed annually by the Company’s board of directors or a committee of the board of directors. Mr. Bunger is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the board of directors may determine. He is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $600 per month.
     The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, ii) dishonesty or similar willful misconduct in the performance of duties, or iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Bunger’s disability or by written notice (with termination by written notice being effective only if approved by a majority of the board of directors of the Company).
     Mr. Bunger may terminate the employment agreement for Good Reason (as defined in the agreement), including upon i) his demotion in status, title, position, or responsibilities, ii) a reduction in base salary or failure by the Company to pay any salary or benefits due within 15 days, iii) discontinuation or reduction of material compensation or benefit plans in which he was participating, iv) Company insolvency or bankruptcy, v) material breach of the employment agreement by the Company, vi) purported termination for Cause by the Company where such Cause does not exist, vii) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, or viii) relocation of Mr. Bunger to an office outside the Phoenix metropolitan area. Mr. Bunger may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.
     The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including i) an acquisition by any person of more than 35% of the voting shares of the Company, ii) a change in more than 1/3 of the members of the board of directors, or iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.
     Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Bunger other than for Good Reason, Mr. Bunger or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon i) termination by Mr. Bunger for Good Reason, ii) termination by the Company without Cause, or iii) termination within one year of a Change of Control of the Company, Mr. Bunger is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, two times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, three times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Bunger and his dependents for a period of up to 36 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Bunger other than for Good Reason), his equity-based compensation awards shall vest in full in most circumstances.
     The agreement also provides that Mr. Bunger will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment.
2. Russell C. Lemley
     On May 28, 2008, the Company agreed upon and executed an Employment Agreement with Mr. Lemley. This employment agreement provides for Mr. Lemley’s continued employment as an Executive Vice President of the Company for a term commencing on May 28, 2008 and expiring on December 31, 2009. Notwithstanding this fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2008 and on each December 31st thereafter, unless the Company or Mr. Lemley gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.
     Under the employment agreement, Mr. Lemley will be paid a base annual salary of $262,500. The base salary will be reviewed annually. Mr. Lemley is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the board of directors may determine. He is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the

Company’s 2006 Equity Incentive Plan. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $500 per month.
     The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, ii) dishonesty or willful misconduct in the performance of duties, or iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Lemley’s disability or by written notice.
     Mr. Lemley may terminate the employment agreement for Good Reason (as defined in the agreement), including upon i) assignment to Mr. Lemley of material duties inconsistent with those originally contemplated by the employment agreement, ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), iii) breach of the employment agreement by the Company, iv) purported termination for Cause by the Company where such Cause does not exist, v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, and vi) relocation of Mr. Lemley to an office outside the Phoenix metropolitan area. Mr. Lemley may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.
     The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including i) an acquisition by any person of more than 35% of the voting shares of the Company, ii) a change in more than 1/3 of the members of the board of directors, or iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.
     Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Lemley other than for Good Reason, Mr. Lemley or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon i) termination by Mr. Lemley for Good Reason, ii) termination by the Company without Cause, or iii) termination within one year of a Change of Control of the Company, Mr. Lemley is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as 45% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Lemley and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Lemley for other than Good Reason), his equity-based compensation awards shall vest in full in most circumstances.

     The agreement also provides that Mr. Lemley will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment.

Item 9.01	Financial Statements and Exhibits.
The employment agreements for Mr. Bunger and Mr. Lemley are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/s/ Lawrence Trachtenberg
Lawrence Trachtenberg
Executive Vice President and Chief Financial Officer

Dated: June 2, 2008

EXHIBIT INDEX

99.1	Amended and Restated Employment Agreement, dated as of May 28, 2008, by and between Mobile Mini, Inc., a Delaware corporation, and Steven G. Bunger.

99.2	Employment Agreement, dated as of May 28, 2008, by and between Mobile Mini, Inc., a Delaware corporation, and Russell C. Lemley.